EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Fulton Financial Corporation:
We consent to the incorporation by reference in the registration statement (No. 333-05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76600, No. 333-76596, No. 333-76594, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, and No. 333-135839) on Forms S-8 and on registration statement (No. 33-37835, No. 333-61268, No. 333-123532, and No. 333-130708) on Forms S-3 of Fulton Financial Corporation of our report dated March 1, 2007, with respect to the consolidated balance sheets of Fulton Financial Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders equity and comprehensive income, and cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2006 management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Fulton Financial Corporation.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 1, 2007

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